Exhibit 10.1

MASTER LOAN AND SECURITY AGREEMENT

THIS MASTER LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of October 2, 2026, between SIXTY-FIRST COMMERCIAL FINANCE, LLC (together with its successors and permitted assigns, “Lender”) and SHIMMICK CONSTRUCTION COMPANY, INC. (together with its successors and permitted assigns, “Borrower”). (Section 16 of this Agreement contains the definitions and rules of construction for certain terms used herein.)

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby respectively agree as follows:

SECTION 1. AGREEMENT TO ENTER INTO EQUIPMENT FINANCINGS.

(a)
Equipment Financings. This Agreement is effective as of the date specified above. Subject to the provisions hereof and of the other Loan Documents, the parties agree that Lender shall lend to Borrower certain sums (each advance hereunder being referred to herein as an “Advance” and all Advances hereunder being referred to collectively as the “Loan”) for the purpose of financing Borrower’s acquisition of certain Appraised Borrower Equipment (or refinancing existing indebtedness secured by certain Appraised Borrower Equipment).

(b)
Equipment Notes. The obligation to repay any Advance or Advances constituting the Loan hereunder shall be evidenced by one or more promissory notes payable by Borrower to the order of Lender (as may be amended, restated, supplemented or modified from time to time, hereinafter collectively referred to as the “Equipment Notes” and each individually as an “Equipment Note”). Each Advance shall bear interest, be payable and mature as set forth in the Equipment Note entered into in connection therewith. Time is of the essence with respect to the payment and performance of the Obligations to be paid or otherwise performed under each such Equipment Note, this Agreement and all of the other Loan Documents. Each Equipment Note shall incorporate all of the relevant terms and conditions of this Agreement, and constitute a separate, distinct and independent contractual obligation of Borrower with respect to the financing of the Item or Items of Appraised Borrower Equipment described on the Collateral Schedule attached to and constituting a part of the Equipment Note relating thereto (the “Collateral Schedule”). In the event of a conflict between the provisions of this Agreement and any Equipment Note, the provisions of the Equipment Note shall control.

(c)
Not a Commitment. This Agreement is not an agreement or commitment by Lender or Borrower to enter into any future Equipment Notes or other agreements, or for Lender to make any Advance or provide any other financial accommodations to Borrower. Lender’s willingness to make any Advance pursuant hereto shall be subject to the full and timely satisfaction of the conditions set forth in Section 4 of this Agreement. Each Equipment Note shall become effective only upon Lender’s acceptance thereof at its corporate offices set forth below. Notwithstanding the foregoing, Lender agrees, subject to the satisfaction of the conditions in Section 4 below, to make an Advance to Borrower in an amount equal to $14,285,255.00 (the “Initial Advance”) on the date of this Agreement, the proceeds of which shall be used by Borrower to, among other things, repay certain existing indebtedness of the Borrower.

(d)
Acceptance. Borrower’s execution and delivery of an Equipment Note will evidence Borrower’s unconditional and irrevocable acceptance of the Items of Appraised Borrower Equipment described therein for all purposes of the subject Equipment Note, hereof and of the other Loan Documents, but without prejudicing any of Borrower’s rights against any Supplier or manufacturer. If Borrower fails to accept delivery of any item of Appraised Borrower Equipment, or accepts such Appraised Borrower Equipment but fails to satisfy any or all of the other conditions pertaining thereto, Lender shall have no obligation to finance such Appraised Borrower Equipment. In such event, Lender’s rights shall include, among other things, the right to demand that Borrower (i) immediately remit to Lender an amount sufficient to reimburse it for all advance payments, costs, or other charges paid or incurred with respect to such Appraised Borrower Equipment (including any of such amounts paid by Lender to Supplier under the Supply Contract or as a reimbursement to Borrower), together with interest at the Late Payment Rate (as hereinafter defined) accruing from the date or dates such amounts were paid by Lender until indefeasibly repaid by Borrower in full, and (ii) take all other actions reasonably requested by Lender with respect thereto.

SECTION 2. PAYMENTS. (a) Each Equipment Note shall provide for scheduled “Payments” of principal and interest payable by Borrower to Lender in the amounts and at the times during the “Equipment Note Term” through and including tIhnteer“nMalaturity Date”, all as provided in the Equipment Note; and Borrower shall pay to Lender all such

Payments and

any and all other amounts payable thereunder as and when due (whether on the scheduled payment date thereof, at the stated maturity, by acceleration, upon written demand or otherwise, as the case may be) pursuant to such Equipment Note or the other Loan Documents (collectively, any and all such Payments and other amounts, the “Loan Payments”); and, if such due date is not a business day, such payment shall be due on the next succeeding business day. All such Loan Payments shall be payable in accordance with Lender’s written directions, in United States Dollars (“U.S. Dollars”) and in immediately available funds. (b) Borrower acknowledges and agrees that: (i) its obligation to pay, and Lender’s right to receive, all Loan Payments in accordance with the related Loan Documents shall be absolute, irrevocable, independent and unconditional and shall not be subject to (and Borrower hereby waives and agrees not to assert) any existing or future abatement, reduction, setoff, defense, counterclaim or recoupment (collectively, “Abatements”) for any reason or under any circumstance whatsoever as to any such Loan Payment (other than the defense of payment in full of all Loan Payments); (ii) it will pay all such Loan Payments regardless of any Abatement; (iii) each Equipment Note, and Borrower’s payment and other obligations under the related Loan Documents, may not be prepaid in whole or in part by Borrower (except as expressly provided herein or therein); and (iv) it shall pay interest accruing at the “Late Payment Rate” specified in the related Equipment Note with respect to any Loan Payment or any other amount not paid when due, from and after the due date thereof through the date of full and final payment. (c) It is the intention of Lender to comply with all applicable usury laws and, accordingly, it is agreed that notwithstanding anything to the contrary contained herein or in any Equipment Note or other Loan Document, in no event shall any provision herein or therein require or permit payment of any amount constituting interest to the extent it is in excess of the maximum amount of interest permitted by applicable law. If necessary to give effect to these provisions, Lender will, at its option, in accordance with applicable law, either refund any amount to Borrower to the extent in excess of that allowed by applicable law, or credit such excess amount against the then unpaid principal balance under the applicable Equipment Note(s). Unless otherwise provided herein, all amounts received under any Equipment Note will be applied, first, to accrued late charges, fees and other costs and expenses due and owing, second, to accrued interest and, third, to unpaid principal payments of the Loan in inverse order of maturity. (d) Unless otherwise agreed by Lender, Borrower shall remit all Payments and any other amounts due hereunder by pre-authorized ACH payment to Lender. Borrower shall execute and deliver to Lender a pre-authorized ACH debit payment authorization in form and substance reasonably satisfactory to Lender.

SECTION 3. GRANT OF SECURITY INTEREST. (a) In order to secure the punctual payment and performance of any and all Obligations as and when due under each Equipment Note and any and all of the other Loan Documents relating thereto and, as a separate grant of security, to secure the payment and performance of all other Obligations owing to Lender or any of Lender’s Affiliates, Borrower grants to Lender a continuing purchase money security interest, or other first priority security interest, in all of Borrower’s right, title and interest in and to all of the following (in each case, wherever located and whether now existing or hereafter acquired, created or existing; (collectively, the “Collateral”): (i) each Item described in the Collateral Schedule to each Equipment Note (including all inventory, fixtures, spare parts, warranty rights or other property comprising or relating to such Item), together with all additions, attachments, accessories and accessions thereto, and all substitutions and replacements therefor, whether or not furnished by the Supplier (collectively, “Appraised Borrower Equipment”); (ii) all embedded and other software and intellectual property and other Intangible Rights, and all manuals and other documentation, related to each such Item; (iii) any cash and cash-equivalent deposits made by Borrower with Lender in connection with such Equipment Note; (iv) all chattel paper, rights under contracts, documents and other rights (including, without limitation, all rights to payment) and general intangibles relating to, or arising out of, the sale or transfer of any such Item or other Collateral; (v) all rights relating to any insurance, indemnity, warranty or guaranty with respect to any such Item, including all insurance and other proceeds payable in respect of any loss of or damage to such Item or other Collateral, and any proceeds in the form of goods (including any returned or repossessed goods); (vi) any and all substitutions, replacements or exchanges for any such Item or other Collateral; (vii) all Additional Borrower Equipment, including all replacements, parts, additions, accessories and substitutions therefor and all related records, manuals and embedded and other software and intellectual property and other Intangible Rights related thereto; (viii) all books and records regarding the foregoing; and (ix) all cash and non-cash proceeds of any of the foregoing. (b) The extent to which Lender’s security interest in any Item of Equipment or other Collateral shall be entitled to purchase money priority shall be determined by reference to the unpaid principal balance of any Equipment Note evidencing the financing of the purchase price thereof. Borrower hereby acknowledges and agrees that if less than all amounts advanced by Lender to Borrower as the Loan were used by Borrower for or in connection with its acquisition of any Item or Items of Appraised Borrower Equipment or other Collateral (or any refinancing of indebtedness secured by such Items of Appraised Borrower Equipment or other Collateral), Borrower’s repayment of the Loan pursuant to the Equipment Note related thereto shall be applied on a “first-in-first-out” basis so that the portions of the Loan used to purchase such Item or Items of Appraised Borrower Equipment or other Collateral shall be deemed re-paid in the chronological order of the use of such amounts to purchase the same. (c) Provided that

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no Event of Default is then existing, Lender’s security interest in any Item or Items of Appraised Borrower Equipment relating to an Equipment Note shall, as and to the extent securing the payment and performance of all Obligations of Borrower under such Equipment Note, terminate upon the full and indefeasible payment and performance of such Obligations. Borrower shall have no right to lease, rent, dispose of or surrender possession, use or operation of any Appraised Borrower Equipment without the prior written consent of Lender.

Borrower agrees to assist Lender in obtaining any and all documentation and information necessary to add Lender’s lien to the certificates of title for any Equipment that is subject to a certificate of title statute.

Lienholder’s name to be listed as:

Sixty-First Commercial Finance Titling Trust 340 Mt. Kemble Ave

Morristown, NJ 07960

Once Lender’s security interest in the applicable Equipment has been perfected, Borrower agrees that the original certificates of title for such Equipment, if any, will be held by Lender and Borrower shall cause such original certificates of title to be delivered to Lender promptly following Borrower’s receipt thereof. If Lender does not receive the original certificate(s) of title within one hundred twenty (120) days following the date of the applicable Equipment Note with respect to such Equipment, it will constitute an Event of Default under this Agreement, provided, that such period shall be extended on a day-for-day basis for any delay caused by DMV processing or actions of the Lender, despite Borrower’s use of commercially reasonable efforts to so deliver such certificates. Time is of the essence.

As used in this Agreement, the term Collateral has the meaning set forth in Section 3(a) above and shall also include, as the context may require or permit, all Property now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of Lender pursuant to this Agreement and the Security Documents, including, without limitation, the “Collateral” described in the Security Agreements.

SECTION 4. CONDITIONS PRECEDENT. Lender’s willingness to make the Loan, and each Advance thereof (as set forth in Section 1 hereof), is expressly conditioned upon the satisfaction of the following on the date of such Advance:

(a)
Deliverables. Lender having received the following in form and substance reasonably satisfactory to Lender: (i) with respect to any and all of the Items to which such Advance relates, and all of the other Collateral of Borrower or any other Borrower Party securing the Obligations relating thereto, Lien search results, UCCs and other filings, amendments, termination statements, releases, subordinations, real property and other waivers and access agreements, in each case, as reasonably requested by Lender (all of which Borrower hereby authorizes Lender to file);

(ii) with respect to the initial Advance, a certificate executed by each Borrower Party’s secretary or other authorized representative certifying: (A) resolutions duly authorizing the transactions contemplated in the applicable Loan Documents, and (B) the incumbency and signature of the officers authorized to execute such documents; (iii) if requested by Lender, good standing certificates from the jurisdiction of organization of each Borrower Party, and the location of the Equipment, and acceptable evidence of the organizational number and charter documents for each Borrower Party;

(iv) the only manually executed original of the Equipment Note in the amount of the Advance to be made on such date, together with the related Collateral Schedule (attached thereto) describing the Item or Items of Appraised Borrower Equipment to which such Advance relates, duly executed on behalf of Borrower, pursuant to Section 1 hereof, and manually executed counterpart originals of all other Loan Documents, together with all schedules, annexes, and attachments thereto; (v) copies of the invoice(s), purchase orders or other evidence reasonably satisfactory to Lender, related to the acquisition cost of the Item or Items to which such Advance relates, including a bill of sale or such other documents or instruments evidencing Borrower’s good and marketable title thereto, and of all other related purchase documents, payment instructions for such Item or Items, and with respect to any Equipment which is subject to existing indebtedness being repaid with such Advance, a payoff letter in form and substance reasonably satisfactory to Lender from the holder of such existing indebtedness; (vi) evidence of full and timely payment of, or valid exemption from, all sales, use or other taxes imposed in connection with Borrower’s acquisition of the related Item or Items or otherwise with respect to the transactions contemplated by the Loan Documents; (vii) evidence of due compliance with the insurance requirements herein, including the provisions in Section 9; (viii) with respect to the initial Advance, any opinions of counsel (including, if requested by Lender, an opinion of counsel for each Borrower Party as to such matters it reasonably deems appropriate); and (ix) any certificates, acknowledgments, or other assurances, instruments, agreements or documents reasonably requested by Lender, each duly authorized and properly executed.

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(b)
Other Conditions. In addition to the conditions set forth in Section 4(a): (i) all representations and warranties by each Borrower Party in the related Loan Documents shall be true and correct in all material respects, including with respect to such Advance, and the Equipment Note and the Equipment and other Collateral related thereto (and Borrower’s execution and delivery of such Equipment Note shall constitute Borrower’s acknowledgment thereof);

(ii) no Event of Default shall exist; (iii) all of the Items covered thereby shall have been finally and unconditionally accepted by Borrower (as evidenced by Borrower’s execution and delivery of such Equipment Note); (iv) concurrently with Lender’s making such Advance, the applicable Borrower Party shall have and be vested with good title to the Equipment and other Collateral of such applicable Borrower Party securing the Obligations relating to such Advance, free and clear of all Liens, other than Permitted Liens; (v) there shall have been no material adverse change in Borrower’s or any other Borrower Party’s respective business, operations, prospects or financial condition; (vi) the Appraised Borrower Equipment that is subject to such Advance shall not have suffered any loss, damage, or other impairment of its value or condition (other than ordinary wear and tear); (vii) such other documents shall have been delivered, and such filings shall have been made and other actions taken as reasonably may be required by Lender to perfect a valid purchase money or other first priority security interest granted by Borrower (or any other applicable Borrower Party) to Lender with respect to the Collateral securing the Obligations relating to such Advance; (viii) the aggregate principal amount of all Advances outstanding (including after giving effect to the Advance to be made pursuant to such Equipment Note) shall not exceed an amount equal to 72.5% of the aggregate fair market value of all Appraised Equipment constituting Collateral, as determined by an appraiser approved by and engaged at the expense of Borrower, and reasonably satisfactory to Lender; (ix) Borrower shall have paid to Lender, either before or concurrently with the execution of such Equipment Note, (A) all related Transaction Expenses payable pursuant to Section 15(c) and (B) any amounts to be remitted or paid to Lender on the date of such Advance, as and to the extent payable in connection therewith; and (x) Borrower shall have paid Lender an upfront fee (the “Upfront Fee”) in an amount equal to 1.0% of the applicable Advance (including the Initial Advance). Each Upfront Fee shall be deemed fully earned and nonrefundable upon the making of the applicable Advance.

SECTION 5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF BORROWER. Borrower represents,

warrants and agrees that, as of the date and time of each Advance pursuant to an Equipment Note and for so long as any Obligations shall remain outstanding:

(a)
Each Advance. The proceeds of each Advance will be used exclusively for business or commercial purposes to finance Borrower’s acquisition of the Appraised Borrower Equipment referenced in the Equipment Note relating thereto (or to refinance Borrower’s existing indebtedness secured by the Appraised Borrower Equipment) and all such Appraised Borrower Equipment will be used exclusively for business or commercial purposes. Borrower shall punctually pay the principal of and interest on each Advance and any and all other Loan Payments, at the times and places set forth in, and in the manner and in accordance with the terms of each Equipment Note and the other Loan Documents.

(b)
Organization. (i) Each Borrower Party is and shall remain (A) duly organized, validly existing and in good standing under the laws of, and duly qualified to do business in, the jurisdiction of its organization and (B) in good standing under the laws of, and duly qualified to do business in, wherever necessary to perform its obligations under the Loan Documents, including each jurisdiction in which (A) the Equipment and other Collateral is or will be located, and

(B) the conduct of its business, the ownership of its properties, and/or the performance of its obligations under the Loan Documents requires qualification; and (ii) (A) Borrower’s legal name, form of organization, jurisdiction of organization, federal tax identification number, its state-issued organizational identification number (if any), and chief executive office and principal place of business address, are all as set forth under Borrower’s signature hereto; and (B) Borrower has not changed its name, been the surviving entity in a merger, acquired any business, or changed the location of its chief executive office within the previous five years, except as may have been specifically disclosed to Lender in writing prior to the date hereof.

(c)
Authorization; Enforceability; Other Borrower Parties, Etc. With respect to Borrower and any other Borrower Party, such Equipment Note and the related Loan Documents, and the transactions contemplated thereunder,

(i) have been duly authorized by all necessary organizational requirements of such Borrower Party and have been duly executed by such Borrower Party; (ii) do not require the approval of or notice to any Governmental Authority, except for the filings and other undertakings specified in Section 3, all of which shall have been filed or otherwise completed prior to or concurrently with Lender’s making the Advance with respect to the financing of the Appraised Borrower Equipment described therein; (iii) do not contravene or constitute a breach, in any material respect, under any applicable law, of such Borrower Party’s organizational documents, or any material agreement, indenture, or other instrument to which

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such Borrower Party is a party or otherwise may be bound; (iv) constitute legal, valid and binding obligations of such Borrower Party enforceable against it, in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and (v) all of the representations and warranties when made by any Borrower Party, or on its behalf, in any related Loan Document or other document or certificate (all of which are hereby incorporated herein for the purposes hereof) are correct, complete and not misleading in any material respect.

(d)
Location; Condition; Title; First Priority; Etc. Each Item of Appraised Borrower Equipment described in such Equipment Note is (i) in a condition complying with Section 8 hereof (and no condition or event exists which could result in a Total Loss to such Item), (ii) located at the premises specified in such Equipment Note, (iii) consists solely of personal property and not fixtures under applicable law, (iv) is removable from and not essential to the premises at which such Item is located, and (v) is accurately described in such Equipment Note (including with respect to all related Intangible Rights). Borrower or the applicable Borrower Party is the sole owner of, and has good and marketable title to, all of the Items of Appraised Borrower Equipment described in such Equipment Note and all of the other Collateral of Borrower securing the Obligations relating thereto, in each case, free and clear of all liens and encumbrances whether voluntarily or involuntarily created and whether or not perfected (other than Permitted Liens); and has all necessary rights and power so as to effectively and validly grant to Lender the perfected first priority security interest therein, pursuant to the terms hereof, of the related Equipment Note and the other Loan Documents. Upon the filing in the appropriate public offices of all UCCs or statements of amendment naming Borrower or any other applicable Borrower Party as debtor, and Lender as secured party, and describing each Item of Appraised Equipment and all of the other Collateral, Lender will have a valid, perfected, purchase money or other first priority security interest in such Appraised Equipment and other Collateral. The purchase price for the Equipment has been paid in full. All sales, use, property and other taxes, licenses, tolls, inspection or other fees, bonds, permits or certificates which were or may be required to be paid or obtained in connection with Borrower’s or its predecessors’ acquisition of the Equipment have been, or will when due, be paid in full or obtained.

(e)
Financial Condition. All publicly available financial statements, or financial statements otherwise provided by Borrower to Lender, of each Borrower Party have been prepared in accordance with GAAP and present fairly the financial position of such Borrower Party as of the date thereof and the results of its operations for the period ended on said date and there has been no material adverse change in the financial condition, business or operations of any Borrower Party since the date thereof. There are no pending actions or proceedings to which any Borrower Party is a party, and there are no other pending or threatened actions or proceedings of which Borrower has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect; and no Borrower Party is in default under any financial or other material agreement that, either individually, or in the aggregate, would have a Material Adverse Effect.

SECTION 6. FURTHER ASSURANCES AND OTHER COVENANTS. Borrower covenants and agrees as follows:

(a)
Financial Statement Deliveries; and Notices. (i) Borrower will provide Lender with the following relating to the Borrower Parties: (A) (1) the Borrower Parties audited and consolidated financial statements, prepared in accordance with GAAP, certified by a recognized firm of certified public accountants, within one hundred twenty (120) days of the close of each fiscal year of the Borrower Parties, and such Borrower Parties’ quarterly financial report (including such Borrower Parties balance sheet, income statement and cash flow statement, in each case, compared to the corresponding calendar period of the prior year) certified by a Responsible Officer, within sixty (60) days of the close of each of its fiscal quarters, or (2) all of such Borrower Parties Forms 10-K and 10-Q, if any, filed with the SEC within thirty (30) days after the date on which they are filed; provided, however, by furnishing these forms to the SEC or making them publicly available in electronic form, with respect to a Borrower Party, Borrower shall be deemed to have satisfied the requirements of sub-clauses (A)(1) and (2) with respect to such Borrower Party; (B) concurrently with the delivery of the financial statements described in clauses (A)(1) and (A)(2) above, a written executed certificate of a Responsible Officer of Holdings, in substantially the form attached hereto as Exhibit A, confirming to Lender the financial statements have been prepared in accordance with GAAP and present fairly the financial position of such Borrower Party as of the date thereof and the results of its operations for the applicable period, confirming to Lender that there exists no Default or Event of Default under this Agreement or any other of the Loan Documents and setting forth the computations in reasonable detail and reasonably satisfactory to the Lender demonstrating compliance by Holdings with the covenants contained in Section 11 of its Guaranty for the fiscal period to which such financial statements relate and (C) promptly, such additional financial and other information as Lender may from time to time reasonably request. (ii) Borrower shall

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provide written notice to Lender: (A) fifteen (15) days prior to any change in the name or jurisdiction or form of organization of a Borrower Party; and (B) promptly upon (1) the occurrence of any Event of Default or Default; (2) Borrower becoming aware of any Lien affecting the Equipment (other than any Permitted Liens); and (3) Borrower becoming aware of any alleged or anticipated violation of applicable law relating to the Equipment, the Loan Documents or otherwise likely to result in a Material Adverse Effect with respect to any Borrower Party.

(b)
Waivers, Releases and Filings; Further Assurances. (i) Promptly upon Lender’s request, Borrower shall obtain and deliver to Lender and/or execute or otherwise authenticate any documents, instruments, filings, waivers (including any landlord and mortgagee waivers), releases and other records, provide such assurances, and take such further actions in order to carry out more effectively the intent and purposes hereof, including any of the same Lender deems necessary or (in its sole discretion) advisable to confirm that Lender’s first priority perfected security interest and rights of Lender in each Item and other Collateral are and will remain valid against all other parties. (ii) Borrower irrevocably authorizes Lender, and hereby appoints Lender as its attorney-in-fact, to execute, sign, file and record all UCCs and other similar filings and recordings with respect thereto, and agrees not to file any amendments, corrective or termination statements or partial releases with respect to any such UCCs, filings or recordings; so long as all such UCCs and similar filings and recordings only identify the Collateral. Borrower agrees to pay or reimburse Lender for any and all filing, recording or stamp fees or taxes arising from any such filings. (iii) In the event of an audit or examination of Lender relating to any Loan Document or any Equipment by any Governmental Authority, Borrower shall cooperate with Lender’s reasonable or any auditor’s or examiner’s requests relating thereto.

(c)
Consolidations and Mergers. No Borrower Party will, or will permit any Subsidiary to, directly or indirectly consolidate or merge or amalgamate with or into any other Person, other than (i) consolidations or mergers among Borrower and a Guarantor (other than Holdings) so long as Borrower is the surviving entity, (ii) consolidations or mergers among Guarantors so long as in any consolidation or merger involving Holdings, Holdings is the surviving entity, (iii) consolidations or mergers among Subsidiaries that are not Borrower Parties, and (iv) so long as no Event of Default has occurred and is continuing, dissolutions or liquidations of any non-Borrower Party Subsidiary so long as any assets of such dissolved or liquidated Person are transferred to a Borrower Party.

(d)
Liberty Mutual Bonds. No Borrower Party will request that Liberty Mutual Insurance Company (“Liberty Mutual”) issue any new Bonds (as such term is defined in that certain General Agreement of Indemnity dated as of July 27, 2012, by Borrower and certain other parties in favor of Liberty Mutual) for such Borrower Party or renew, continue, extend or substitute any existing Bonds issued on behalf of any Borrower Party or use or locate any Equipment Loan Collateral on (or allow any Equipment Loan Collateral to remain on) any job, project, site or location that is subject to, or covered by, a Bond issued by Liberty Mutual.

SECTION 7. DISCLAIMER. LENDER SHALL NOT BE DEEMED TO HAVE MADE, AND HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO EACH ITEM OF EQUIPMENT, INCLUDING ANY PART, OR ANY MATTER WHATSOEVER, INCLUDING, AS TO ITS DESIGN, CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY BORROWER), COMPLIANCE OF SUCH ITEM WITH ANY APPLICABLE LAW, CONFORMITY OF SUCH ITEM TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE DOCUMENT OR TO THE DESCRIPTION SET FORTH IN THE RELATED EQUIPMENT NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY INTERFERENCE OR INFRINGEMENT, OR ARISING FROM ANY COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL LENDER BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT; AND BORROWER HEREBY WAIVES ANY CLAIMS ARISING

OUT OF ANY OF THE FOREGOING. Without limiting the foregoing, Lender will not be responsible to Borrower or any other Person with respect to, and Borrower agrees to bear sole responsibility for, any risk or other matter that is the subject of Lender’s disclaimer; and Lender’s agreement to enter into this Agreement and any Equipment Note is in reliance upon the freedom from and complete negation of liability or responsibility for the matters so waived or disclaimed herein or covered by the indemnity in this Agreement. So long as no Event of Default has occurred, Borrower may exercise Lender’s rights, if any, under any warranty with respect to the Equipment. Borrower’s exercise of such rights shall be at its sole cost and risk and shall not result in any prejudice to Lender. Borrower shall not attempt to enforce any such warranty by legal proceeding without Lender’s prior written approval.

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SECTION 8. USE AND MAINTENANCE.

(a)
Basic Standards. Borrower shall (i) use each Item of Equipment solely in the continental United States and in the conduct of Borrower’s business, for the purpose for which such Item was designed, in a careful and proper manner; (ii) at its sole cost and expense, possess, operate, maintain, service and repair the Equipment, preserve, protect and enforce all Intangible Rights, and maintain all records and other materials relating thereto, in each such case, (A) in accordance and consistent with (1) in all material respects, the Supplier’s recommendations and all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the Supplier or service provider, (2) the requirements of all applicable insurance policies, (3) in all material respects, the Supply Contract, so as to preserve all of Borrower’s and Lender’s rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (4) all applicable laws (including by obtaining, maintaining and keeping in full force and effect, all permits, licenses, approvals and authorizations from any applicable Governmental Authority, as and to the extent required by any applicable laws), and (5) in all material respects, the prudent practice of other similar companies in the same business as Borrower, but in any event, to no lesser standard than that employed by Borrower for comparable equipment owned or leased by it; and (B) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition in all material respects and, in the case of any Appraised Borrower Equipment, in at least the same condition as when such Item became subject to the Lender’s Lien pursuant to the Equipment Note related thereto, but taking into account any ordinary wear and tear resulting despite Borrower’s compliance in all material respects with the terms hereof; (iii) at its sole cost and expense, preserve, protect and enforce in all material respects any and all of the Intangible Rights relating to an Item for so long as such Item continues to be Collateral securing an Equipment Note; and (iv) at its sole cost and expense, comply in all material respects with any and all other applicable Supplemental Requirements.

(b)
Replacement of Parts; Modifications. If any parts comprising any Item (whether originally installed, or any replacements or substitutes for such parts) shall become worn out, lost, stolen, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Borrower, at its own expense, shall promptly cause such parts to be replaced by replacement parts which are approved by the manufacturer, free of all Liens other than Permitted Liens and of such quality and in such manner that such Item shall be in as good an operating condition as, and have a value, remaining useful life and utility at least equal to the value, remaining useful life and utility of, such Item prior to such replacement (assuming such Item was, at the time of such replacement, in the condition required by the terms hereof). Unless replaced in accordance with this Section 8(b), Borrower shall not remove any parts originally or from time to time attached to any Item of Equipment, if such parts are essential to the operation of such Item, are required by any other provision of this Agreement or cannot be detached from such Item without materially interfering with the operation thereof or materially adversely affecting the value, utility and remaining useful life which such Item would have had without the removal of such parts. Borrower shall, at its expense, make any modification, improvement, change, addition or alteration (a “Modification”) to any Item if and to the extent required by applicable law, manufacturer recommended and required upgrades, engineering changes or any other requirements referenced herein, which shall be incorporated upon availability or as part of the first repair, rebuild, or overhaul. Except as expressly permitted in this Section, Borrower shall not make any Modifications to any Item of Equipment. All repairs, parts, replacements, mechanisms, devices or other property (whether tangible or intangible), including any Modifications, added to an Item by Borrower or on its behalf shall immediately, without further act, become part of such Item and subject to this Agreement and all of the other related Loan Documents (including the security interest granted herein and therein), without any payment by, or any cost or expense to Lender.

(c)
Inspections. Upon forty-eight (48) hours’ prior written notice, Borrower shall (to the extent that Borrower controls the premises), or shall use commercially reasonable efforts (to the extent that Borrower does not control the premises) to, afford Lender and/or its designated representatives access to the premises where the Equipment is located for the purpose of inspecting such Equipment and all applicable maintenance or other records relating thereto at any reasonable time during normal business hours; provided, however, if a Default or Event of Default shall have occurred and then be continuing, no notice of any inspection by Lender shall be required. One inspection per year shall be at Borrower’s cost and expenses; provided, that any inspections after a Default or Event of Default shall be at Borrower’s cost and expense. If during the course of an inspection regarding any Item discrepancies are found with respect to the required condition of such Item of Equipment, Lender may communicate the same to Borrower in writing. Borrower shall then rectify these discrepancies at its sole expense. Borrower shall pay all costs and expenses of a re-inspection by Lender’s appointed representative, if Lender determines corrective measures were required. Borrower acknowledges and agrees that (i) the foregoing is not intended to and shall not impose on Lender any liability or responsibility to Borrower or any other Person by reason of any failure of Lender to inspect the Equipment, or to determine the existence

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or extent of any discrepancies during the course of such inspection, or to inform Borrower of any such discrepancies, nor with respect to any of the same relieve Borrower of any of its Obligations hereunder; (ii) any Claim against or incurred by Lender or any other Indemnitee relating thereto shall be defended, indemnified against or paid (as the case may be) pursuant to Section 11 hereof; and (iii) these provisions shall not limit Lender’s other rights and remedies at any time during which an Event of Default shall be existing, including any Event of Default arising out of any such discrepancies.

(d)
Location; No Fixture; No Liens. Borrower will not locate any Item at a premises not then owned by Borrower, unless such Equipment remains under the control of a Borrower Party or such location is then leased by Borrower pursuant to a valid lease or rental agreement which permits the possession, use and operation of such Item at said location and which allows Lender to enter said premises to inspect such Item, review any books and records of Borrower and/or take possession of such Item in accordance with the terms of the Loan Documents. Borrower will not relocate any Item without prior written notice to Lender. Borrower shall not attach or incorporate any Item to or in any other property in such a manner that such Item may be deemed to have become a fixture or an accession. Borrower shall keep each Item free and clear of Liens (other than Permitted Liens).

(e)
Hazardous Materials; Transportation. Borrower shall not use the Equipment in: (i) the transportation of explosives, oil, gas, chemicals, radioactive materials, hazardous materials, hazardous substances, hazardous wastes or similar items (in each case as such terms are commonly defined or understood to mean, including under 49 C.F.R.

§§ 171-173) (collectively, “Hazardous Materials”), other than such transportation undertaken in accordance with all applicable laws or (ii) the transportation of passengers for hire or as a primary purpose of Borrower’s business, unless in each case: (A) Borrower notifies Lender of its intention to so use the Equipment prior to such use and (B) Borrower satisfies such terms and conditions and takes such actions as Lender may reasonably require.

(f)
Monitoring. If any Equipment is equipped with any telematics systems (including any satellite tracking system) or other equipment monitoring devices, Borrower (i) consents to Lender’s contacting any third party providing software and/or services relating to such telematics systems (including any satellite tracking system) or other monitoring equipment for information regarding the Equipment and Borrower’s status; and/or (ii) upon the request of Lender, shall cause to be executed and delivered by Borrower and each such third party, agreements granting access by Lender and its designees to, and authorizing the third party to, provide to Lender and Lender’s designees, information, data and records, including without limitation, current location, relating to the Equipment and the status of Borrower with such third party.

SECTION 9. INSURANCE. For so long as any Obligations shall remain outstanding with respect to any Equipment Note or other Loan Documents, and until Lender releases its Lien with respect to an Item securing such Obligations, Borrower shall maintain all-risk insurance or comprehensive and collision coverage with respect to such Item (and any related Collateral) insuring against, among other things: (a) any casualty to such Item (or any portion thereof), including loss or damage due to fire, flood, earthquakes and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the full replacement value thereof; and (b) any commercial general liability or auto liability insurance including follow-form excess liability arising in connection with such Item, including bodily injury, sickness, death or property damage, with a combined single limit per occurrence in an amount acceptable to Lender, or if greater, the full amounts required by applicable law. The required insurance policies (including endorsements) shall (i) be evidenced by certificates in form, substance and amount reasonably satisfactory to Lender, and written by insurers that carry a current rating by A.M. Best Company of at least “A-” for a general policyholder and a financial rating of at least “VI”, (ii) be endorsed to name Lender as an additional insured, (iii) provide that any amount payable under the required casualty coverage shall be paid directly to Lender as sole lender loss payee, (iv) provide for thirty (30) days’ written notice by such insurer of cancellation, material change, or non-renewal, and (iv) provide that in respect of the interests of Lender in such policies, the insurance shall not be invalidated by any action or inaction of Borrower or any other Person operating or in possession of any Item regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by or binding upon Borrower or any other Person operating or in possession of such Item. Lender shall not be responsible for any premiums, warranties or representations to insurers. Borrower shall provide evidence reasonably acceptable to Lender of Borrower’s compliance with the insurance requirements set forth herein not less than five (5) business days prior to the expiration date of each such required policy, provided, however that Lender shall be under no duty either to ascertain the existence of or to examine such insurance coverage or to advise Borrower in the event such insurance coverage should not comply with the requirements hereof. Such insurance may be subject to deductibles that are customary for such insurance for companies that are similar to the Borrower (provided, that in no event shall such deductible exceed $25,000), but Borrower shall not otherwise self-insure by premium adjustment, risk retention arrangement or otherwise with respect to any of the risks

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required to be insured pursuant hereto. From and after an Event of Default has occurred and is continuing, Lender shall have the right to settle and compromise any and all claims under any of the policies required to be maintained by Borrower hereunder and Borrower hereby appoints Lender as its attorney-in-fact, with power to demand, receive and receipt for all monies payable thereunder, to execute in the name of Borrower or Lender or both any proof of loss, notice, draft or other instruments in connection with such policies or any loss thereunder and generally to do and perform any and all acts as Borrower, but for this appointment, might or could perform. In the event that Borrower fails to provide evidence reasonably acceptable to Lender of Borrower’s compliance with the insurance requirements set forth herein, Lender shall have the right, but not the obligation, to obtain such insurance, and Borrower agrees to cooperate with Lender and its insurer or agent regarding the placement of such coverage and any claims thereunder. Such insurance obtained by Lender (1) will not name Borrower as an insured, additional insured or loss payee, (2) may not pay claims made by Borrower, (3) will not provide Borrower with any liability insurance, (4) will not pay claims made against Borrower, (5) will be at Borrower’s cost and expense, and (6) may be cancelled by Lender at any time. If Borrower subsequently provides evidence reasonably acceptable to Lender of Borrower’s compliance with the insurance requirements set forth herein, Lender shall cancel the insurance obtained by it.

SECTION 10. LOSS, DAMAGE AND SALE.

(a)
Risk of Loss. For so long as any Obligations shall remain outstanding with respect to any Equipment Note or other Loan Documents, and until Lender releases its Lien with respect to an Item securing such Obligations, Borrower shall bear the risk of a Casualty to, or any malfunction of, such Item. If any Item of Appraised Equipment (whether Appraised Borrower Equipment or Appraised Grantor Equipment) suffers a Casualty (such Item, a “Damaged Item”), Borrower shall provide prompt written notice to Lender of such event, together with any damage reports provided to any Governmental Authority, the insurer or Supplier, and any documents pertaining to the repair of such damage, including copies of work orders, and all invoices for related charges. Unless such Casualty constitutes a Total Loss to the Damaged Item, Borrower shall (or shall cause the Borrower Party that owns such Damaged Item to) repair, remediate or otherwise attend to such Casualty so that the Item is rendered to be in the condition and repair required by the related Loan Documents as soon as reasonably practicable (but in any event within sixty (60) days following such event) utilizing commercially reasonable efforts after the occurrence of such event (such date, the “Deemed Casualty Date”).

(b)
Total Loss. If such Casualty constitutes a Total Loss of the Damaged Item, Borrower shall, at Lender’s option, either: (i) replace the Damaged Item by (A) granting to Lender on or prior to the Deemed Casualty Date a continuing, first priority, perfected security interest in and with respect to a Substitute Item (which shall thereafter be deemed to be Appraised Borrower Equipment for purposes hereof and the other Loan Documents) and all other Collateral relating thereto, free and clear of all Liens (other than Permitted Liens), in substitution for Lender’s security interest in the Damaged Item, and (B) complying with the other related provisions hereof, whereupon such Substitute Item shall be deemed to be an “Item of Equipment” and “Collateral” for all purposes of and subject to the related Equipment Note, this Agreement and all of the other related Loan Documents; or (ii) pay to Lender on the next Loss Payment Date following such Deemed Casualty Date, the Prepayment Amount for such Equipment as of such Loss Payment Date. Any substitution pursuant to clause (i) of the preceding sentence shall be subject to the following conditions: (i) Borrower provides Lender with at least thirty (30) days advance notice of such substitution (the “Substitution Notice”), (ii) such Substitute Item shall (A) be free and clear of all Liens (other than Permitted Liens), and

(B) be deemed by Lender, in good faith, to have a value, utility, and remaining useful life at least equal to, and be in as good an operating condition as, the replaced Item, assuming such replaced Item was in the condition and repair required by the terms hereof; and (iii) Borrower shall (A) furnish Lender with evidence of Borrower’s good title to such Substitute Item, free and clear of all Liens (except Permitted Liens), and an amendment to the Collateral Schedule to the related Equipment Note evidencing such substitution, and (B) take such other related actions, as reasonably requested by Lender.

(c)
Related Casualty Matters. Upon Borrower’s full satisfaction of its obligations under Section 10(b) with respect to any Damaged Item suffering a Total Loss, (i) Borrower’s obligation to make any future Payments under the related Equipment Note shall terminate solely with respect to such Damaged Item, but Borrower shall remain liable for, and pay as and when due, all other principal, interest and other Loan Payments (including any principal, interest and other Loan Payments payable thereunder with respect to any Substitute Item), and (ii) Lender’s security interest in such Damaged Item shall terminate, but subject to the requirements of any third party insurance carrier in order to settle an insurance claim. If less than all of the Items of Equipment under an Equipment Note suffer a Total Loss, (i) the Prepayment Amount with respect to any such Damaged Item shall be calculated by reference to the allocable portion of the unpaid principal balance of such Equipment Note, as reasonably determined by Lender, and (ii) the remaining

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Payments under such Equipment Note shall be proportionately reduced as reasonably calculated by Lender upon Lender’s receipt of the payments described in Section 10(b) above. Lender shall be under no duty to Borrower to pursue any claim against any Person in connection with a Total Loss or other Casualty to any Item. Any proceeds received by Lender in good and final funds under an insurance policy required by Section 9 in connection with any Total Loss or other Casualty to any Item may be applied by Lender against any amounts payable by Borrower pursuant to Section 10(b), except that if Borrower shall have fully and indefeasibly complied with the applicable provisions of this Section 10 and no Event of Default is then existing, Lender shall remit such proceeds to Borrower, in excess of the Prepayment Amount of such Item.

(d)
Sale of Appraised Equipment and Additional Equipment. Without limiting any restriction on the sale, transfer or other disposition of Appraised Equipment contained in the Loan Documents, and subject to any consent required thereunder, Borrower shall provide Lender with prior written notice of any proposed sale, transfer or other disposition of any Appraised Equipment, specifying the Item or Items to be sold, the anticipated sale date and such other information as Lender may reasonably request. The sale of any Item or Items of Appraised Equipment (whether Appraised Borrower Equipment or Appraised Grantor Equipment) shall require a mandatory partial prepayment of the Loan in an amount equal to the product of (i) the ratio of (A) the appraised net orderly liquidation value (“NOLV”) of such Item or Items at the origination of the Equipment Note relating to such Item or Items to (B) the total appraised NOLV of the Appraised Equipment then securing the Loan, multiplied by (ii) the then-outstanding principal balance of the Loan immediately prior to such prepayment. Such mandatory partial prepayment shall be made in immediately available funds concurrently with the applicable sale and, in any event, as a condition to Lender’s release of its Lien in the applicable Item or Items of Appraised Equipment being sold, together with any accrued interest and all other amounts then due and owing in connection therewith, and shall not be treated as a voluntary prepayment or be subject to the annual allowance or any prepayment charge (and Lender agrees to provide a release letter stating that it will release its Lien upon payment of such amounts, which shall be specified in such letter). Upon Lender’s receipt of such mandatory partial prepayment and all other amounts then due and owing in connection therewith, the remaining Payments under the applicable Equipment Note shall be proportionately reduced as reasonably calculated by Lender in accordance with Section 10(c). So long as no Default or Event of Default shall have occurred and be continuing, a sale of any Additional Equipment shall not require any mandatory prepayment of the Loan; provided, however, if a Default or Event of Default shall have occurred and be continuing, upon the sale of any Additional Equipment (whether Additional Borrower Equipment or Additional Grantor Equipment), Borrower shall prepay the Loan in an amount equal to the greater of (i) the proceeds from the sale of such Additional Equipment (whether such proceeds are received by Borrower or the grantor under any Security Agreement) and (ii) the net orderly liquidation value of such Additional Equipment, as determined by Lender. Any prepayment in full of the Loan, whether voluntary or required under this Section 10(d), shall be made by payment of the Prepayment Amount, including the entire unpaid principal balance, all accrued interest, any applicable prepayment charges and all other Obligations then due and owing. During each twelve-month period commencing on the date of the initial Advance and each anniversary thereof, Borrower may prepay up to a combined total aggregate principal amount of up to $500,000 of the Loan pursuant to this Section 10(d) and pursuant to Section 10(b) above without payment of any prepayment charge. Any prepayment pursuant to this Section 10(d) and/or Section 10(b) above in excess of the applicable combined total aggregate $500,000 annual allowance shall be subject to the applicable prepayment charge set forth in the applicable Equipment Note(s).

SECTION 11. GENERAL INDEMNITY; TAX INDEMNITY.

(a)
General Indemnity. Borrower shall, on demand, indemnify, defend and keep harmless Lender and each Assignee, and their respective Affiliates, and each of the directors, officers, employees and agents of the foregoing (each, an “Indemnitee”), from and against any and all Claims (other than such as may directly and proximately result from the actual, but not imputed, fraud, gross negligence or willful misconduct of such Indemnitee), by paying, on an after-tax basis, or otherwise discharging the same, when and as such Claims shall become due. Borrower agrees that the indemnity provided for in this Section includes the agreement by Borrower to indemnify each Indemnitee from the consequences of its own simple negligence, whether that negligence is the sole or concurring cause of the Claims, and to further indemnify each such Indemnitee with respect to Claims for which such Indemnitee is strictly liable. Each of Lender and Borrower shall give prompt written notice, one to the other, of any Claim of which such party has knowledge for which Borrower is, or may be, liable under this Section 11(a) (although the failure to give such notice shall not release Borrower from its obligations hereunder, nor limit or waive any of the rights of any Indemnitee hereunder).

(b)
General Tax Indemnity. Borrower shall pay or reimburse Lender and each other Indemnitee, and indemnify, defend and hold Lender and any other Indemnitee harmless from, on an after-tax basis, all taxes,

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assessments, fees and other governmental charges paid or required to be paid by Lender, such other Indemnitee or Borrower in any way arising out of or related to the Equipment, any Item or any other Collateral or any part thereof, or any Equipment Note or the transactions contemplated thereunder or under any of the other Loan Documents, whether the same were incurred or accrue before, during or after the Equipment Note Term or the occurrence of an Event of Default, including foreign, Federal, state, county and municipal fees, taxes and assessments, and property, value-added, sales, use, gross receipts, excise, stamp, doing business, business and occupation, withholding and documentary taxes, and all related penalties, fines, additions to tax and interest charges (“Impositions”), excluding only Federal and state taxes based on Lender’s net income. Borrower agrees that it will (i) prepare and file directly with all appropriate taxing authorities all registrations, declarations, returns, inventories and other documentation with respect to any and all such Impositions, and (ii) pay on or before the date when due all such Impositions directly to the appropriate tax authorities. Upon Lender’s request, Borrower shall furnish proof of its payment of any Imposition. Any Impositions which are not paid when due and which are paid by Lender shall, at Lender’s option, become immediately due from Borrower to Lender and payable together with interest accruing at the Late Payment Rate, until fully paid in cash or other immediately available funds.

SECTION 12. DEFAULT. Each of the following events or occurrences shall constitute an “Event of Default” under an Equipment Note and under this Agreement:

(a)
Borrower shall fail to pay any Payment or other Loan Payment within ten (10) days after such payment is due under such Equipment Note, this Agreement or any other Loan Document (whether on the scheduled payment date, at the stated maturity, by acceleration, upon demand or otherwise); or

(b)
(i) any Borrower Party shall be in default with respect to either (A) the payment or performance of any indebtedness, liability or obligation to Lender or any of its Affiliates under any note, loan agreement, security agreement, lease, title retention or conditional sales agreement or any other instrument or agreement, or (B) any default occurs under any other agreement or instrument to which such Borrower Party is a party, other than with Lender or any of its Affiliates, and under which there is outstanding, owing or committed an aggregate amount greater than $250,000, if the effect of such default is to cause or to permit the holder or holders of any such obligations or liabilities to cause such obligations or liabilities to become or be declared due prior to stated maturity or the stated end of term of such obligations or liabilities; or (ii) an Event of Default shall occur and be continuing under any other Equipment Note then held by Lender; or

(c)
(i) any of the insurance coverages required hereby or in any other Loan Document are not kept in full force and effect, or a breach or violation shall exist with respect to any provisions thereof; (ii) Borrower shall fail to cause any Item to be used, operated, maintained or otherwise kept in a condition so as to be in compliance in all material respects with all applicable laws; (iii) any Borrower Party shall fail to comply with (A) any financial covenants or other covenants as and to the extent set forth or incorporated in any Guaranty or in any of the other Loan Documents, or

(B) any provision of any of the Loan Documents restricting Liens and other dispositions relating to any Item; or (iv) the Lender’s security interest with respect to any of the Collateral (whether pledged by Borrower or any other Borrower Party) securing the Obligations relating to such Equipment Note ceases to be validly perfected or have first or sole priority; or

(d)
(i) any representation, warranty, certification or statement made by any Borrower Party or any other Person in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made); or (ii) any Borrower Party shall fail to (A) perform or observe any other obligation (not referred to elsewhere in this Section 12) required to be performed or observed by it under any of the Loan Documents, and such failure remains uncured for thirty (30) days after the earlier of written notice thereof from Lender to such Borrower Party or such Borrower Party having actual knowledge thereof (but such notice and cure period will not be applicable unless such breach is curable by practical means within such notice period) or (B) notify Lender of any Default or Event of Default within ten (10) days of such Borrower Party becoming aware of its occurrence; or

(e)
(i) any Borrower Party or any Subsidiary of a Borrower Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law (or any analogous procedure or step is taken in any other jurisdiction) now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial

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part of its Property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or (ii) an involuntary case or other proceeding shall be commenced against any Borrower Party or any Subsidiary of a Borrower Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days; or an order for relief shall be entered against any Borrower Party or any Subsidiary of a Borrower Party under applicable federal bankruptcy, insolvency or other similar law in respect of (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations, or (iii) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets of such Borrower Party or Subsidiary; or

(f)
the occurrence of any of the following events with respect to any Borrower Party: (A) it breaches Section 6(c) of this Agreement (including as such Section is incorporated into any Guaranty or any other Loan Document), (B) it divides its assets, liabilities or obligations among two or more persons (whether pursuant to a “plan of division” or similar arrangement), or (C) it ceases to do business as a going concern, liquidates, dissolves, sells, transfers or otherwise disposes of all or substantially all of its assets or properties (in one or more transactions), or changes its form of organization; or

(g)
(i) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Borrower Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $250,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the Code or an event occurs that could reasonably be expected to give rise to a Lien under Section 4068 of ERISA, or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Borrower Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds

$250,000; or

(h)
one or more judgments or orders for the payment of money (to the extent not paid or covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) aggregating in excess of $1,000,000 shall be rendered against any or all Borrower Parties and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (ii) there shall be any period of twenty (20) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect; or

(i)
(i) any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be encumbered thereby, subject to no prior or equal Lien except Permitted Liens, or any Borrower Party shall so assert; or (ii) any of the Loan Documents shall for any reason fail to constitute the valid and binding agreement of any party thereto, or any Borrower Party shall so assert, in each case, unless such Loan Document terminates pursuant to the terms and conditions thereof without any breach or default thereunder by any Borrower Party thereto; or

(j)
the institution by any Governmental Authority of criminal proceedings against any Borrower Party or any Subsidiary; or

(k)
if (i) any Borrower Party or Subsidiary shall be debarred or suspended from contracting with a Governmental Authority, (ii) a notice of debarment or notice of suspension shall have been issued to any Borrower Party or Subsidiary by any Governmental Authority, to the extent such notice is delivered by a Governmental Authority that is a counterparty to contracts representing 5% or more of the aggregate Accounts owing to the Borrower Parties and Subsidiaries, respectively, at such time, or (iii) a notice of termination for default or the actual termination for default of any Governmental Contract shall have been issued to or received by any Borrower Party or any Subsidiary; or

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(l)
in respect of any Borrower Party (or parent company of any Borrower Party) that is an entity whose equity is registered with the SEC, and/or is publicly traded on and/or registered with a public securities exchange, such Borrower Party’s (or such parent company’s) equity fails to remain registered with the SEC in good standing, and/or such equity fails to remain publicly traded on and registered with a public securities exchange; or

(m)
the occurrence of a Material Adverse Effect; or

(n)
the occurrence of a Change in Control; or

(o)
an Event of Default (however defined therein) shall occur and be continuing under the Senior Credit Agreement; or

(p)
an Event of Default (however defined therein) shall occur and be continuing under the ACF Finco Credit Agreement;

(q)
an Event of Default (as defined therein) occurs under any of the other Loan Documents; or

(r)
(i) any repudiation by any Borrower Party of its obligation for the payment or performance with respect to any Loan Document to which it is a party or otherwise bound, (iii) any allegation or judicial determination that any of the Loan Documents is unenforceable in any material respect or (iii) a default by any Guarantor under a Guaranty constituting a Loan Document.

All cure periods provided for in this Section 12 shall run concurrently with any cure period provided for in any applicable Loan Documents under which the default occurred.

SECTION 13. REMEDIES.

(a)
Acceleration and Collateral Remedies. The occurrence of an Event of Default with respect to any Equipment Note, this Agreement or any other Loan Document shall, at the sole discretion of Lender, constitute an Event of Default with respect to any or all of the other Equipment Notes, this Agreement and the other Loan Documents. Upon the occurrence of an Event of Default, Lender may, in its discretion, exercise any one or more of the following remedies with respect to any or all Equipment Notes and other Loan Documents, the Equipment or other Collateral: (i) accelerate the maturity of any Equipment Note and declare the Prepayment Amount thereof to be immediately due and payable together with any other unpaid Loan Payments due and owing under or with respect to such Equipment Note, this Agreement and the other Loan Documents; (ii) cause Borrower to promptly discontinue use of or disable any Equipment and other Collateral, and, at Borrower’s expense, have the Equipment assembled, prepared and adequately protected for shipment (together with all related manuals, documents and records, and any other Collateral), and either surrendered to Lender in place or shipped (freight and insurance pre-paid) to such location as Lender may designate, in the condition required by this Agreement and the other Loan Documents; (iii) remedy such Event of Default or proceed by court action, either at law or in equity, to enforce performance of the applicable provisions of any Equipment Note;

(iv) with or without court order, enter upon the premises where any Equipment or other Collateral is located and repossess and remove the same, all without liability for damage to such premises or by reason of such entry or repossession, except for Lender’s gross negligence or willful misconduct; (v) dispose of any Equipment or other Collateral in a public or private transaction, or hold, use, operate or keep idle the Equipment or other Collateral, free and clear of any rights or interests of Borrower therein; (vi) recover direct, incidental, consequential and other damages for the breach of any Equipment Note, including the payment of all unpaid principal, accrued interest and other amounts payable thereunder, and all costs and expenses incurred by Lender in exercising its remedies or enforcing its rights thereunder (including all attorneys’ fees and legal expenses); (vii) set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender, or deposited and held with Lender’s Affiliate, to or for the credit or the account of Lender against any of and all the Obligations, whether matured or otherwise, now or hereafter existing under such Equipment Note (if then held by Lender), without further authority by Borrower and irrespective of whether Lender shall have made any demand under such Equipment Note or exercised its rights with respect to any other collateral securing such Obligations; or (viii) exercise any and all other remedies allowed by applicable law, including the UCC.

(b)
Enforcement Costs; Late Payment Rate Interest; Application of Proceeds. (i) Borrower shall pay to Lender upon demand and otherwise be liable to Lender for all Enforcement Costs. (ii) Without limiting any other

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provisions hereof, Borrower shall pay interest equal to the Late Payment Rate on the Prepayment Amount and any other amount required to be paid upon acceleration of any Equipment Note under this Section 13. For the avoidance of doubt, interest shall continue to accrue at the Late Payment Rate after the filing or commencement of any bankruptcy or other similar proceeding involving Borrower. (iii) Any payments received by Lender after an Event of Default, including proceeds of any disposition of Equipment or other Collateral, shall be applied in the following order: (A) to pay all Enforcement Costs, all unpaid Payments due and payable to Lender, together with the Prepayment Amount and any other amount required to be paid upon acceleration of any Equipment Note under this Section 13, to the extent not previously paid, and interest accruing on all such amounts at the Late Payment Rate from and after the due date thereof through the date of payment; (B) to the satisfaction of all other outstanding Obligations; and (C) the balance, if any, shall be disbursed to Borrower unless otherwise required by applicable law. Lender shall account to Borrower for any surplus realized upon such sale or other disposition, and Borrower shall remain liable for any deficiency with respect to the Obligations.

(c)
Cumulative Remedies; No Waiver, Etc. No remedy referred to in this Section 13 shall be exclusive, each shall be cumulative (but not duplicative of recovery of any Obligation) and in addition to any other remedy referred to above or otherwise available to Lender at law or in equity, and all such remedies shall survive the acceleration of any Equipment Note. Lender’s exercise or partial exercise of, or failure to exercise, any remedy shall not restrict Lender from further exercise of that remedy or any other available remedy. No extension of time for payment or performance of any Obligation shall operate to release, discharge, modify, change or affect the original liability of Borrower for any Obligations, either in whole or in part. Lender may proceed against any Collateral or any endorser, guarantor, surety or other party liable in any capacity for any of the Obligations, or may proceed contemporaneously or in the first instance against Borrower, in such order and at such times following an Event of Default as Lender determines in its sole discretion. In any action to repossess any Equipment or other Collateral, Borrower waives any bonds and any surety or security required by any applicable laws as an incident to such repossession. Notices of Lender’s intention to accelerate, acceleration, nonpayment, presentment, protest, dishonor, or any other notice whatsoever (other than notices of Default specifically required of Lender pursuant to Section 12 above) are waived by Borrower and any endorser, guarantor, surety or other party liable in any capacity for any of the Obligations. Any notice given by Lender of any disposition of Collateral or other intended action of Lender which is given in accordance with this Agreement at least ten (10) days prior to such action, shall constitute fair and reasonable notice of such action.

SECTION 14. DISPOSITION BY BORROWER; ASSIGNMENT BY LENDER.

(a)
Borrower. BORROWER SHALL NOT ASSIGN, DELEGATE, TRANSFER OR ENCUMBER (OTHER THAN BY ANY PERMITTED LIENS) ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY EQUIPMENT NOTE OR OTHER LOAN DOCUMENT, OR ITS RIGHTS, TITLE OR INTERESTS IN ANY ITEM OF EQUIPMENT, RENT OR LEASE ANY SUCH ITEM OR OTHERWISE PERMIT ANY ITEM TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT BORROWER.

(b)
Lender. Lender may sell and assign all or part of its interest (an “Assignment”) in any Equipment Note and (to the extent relating thereto), the other Loan Documents, any related Payments and other Loan Payments payable with respect thereto, and Items of Equipment and related Collateral, or Lender’s right to enter into an Equipment Note (incorporating this Agreement), together with the related Loan Documents, all in such assignee’s own name, and in either such case, Borrower shall perform its then outstanding Obligations under such Equipment Note and related Loan Documents, to the extent so transferred, for the benefit of such assignee (an “Assignee”). Such Assignment shall be consummated with or without notice to Borrower. Lender shall be relieved of its obligations under such assigned Equipment Note and other Loan Documents if and to the extent the same are assigned to such Assignee. Borrower hereby waives and agrees not to assert against any Assignee any defense, set-off, recoupment claim or counterclaim that Borrower has or may at any time have against Lender for any reason whatsoever. If so directed by Lender, Borrower will pay all or part of any Payments and other Loan Payments payable under or with respect to any assigned Equipment Note and related Loan Documents to an Assignee. Borrower shall execute, and cause any other Borrower Party to execute, any notice and acknowledgment of an Assignment and take such other actions as may be reasonably requested by an Assignee, and at its expense. Lender may disclose to any Assignee or potential Assignee this Agreement and the other Loan Documents, and information, reports, financial statements and any other documents executed or obtained in connection herewith or therewith which Lender now or hereafter may have relating to the Borrower or the Loan or any Advance thereof.

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(c)
Successors and Assigns. Subject to the foregoing, each Equipment Note and all of the related Loan Documents shall inure to the benefit of, and are binding upon, Borrower’s and Lender’s respective successors and assigns.

SECTION 15. MISCELLANEOUS.

(a)
Integration; Miscellaneous. This Agreement, each Equipment Note, and all other Loan Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and shall not be amended or modified in any manner except by a document in writing executed by the parties to the primary Loan Document. Any provision of any of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability. All notices hereunder shall be in writing, personally delivered, or delivered by overnight courier service, addressed to the party to which it is directed at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party, and shall be effective from the date of receipt. This Agreement and all of the other Loan Documents may be executed in counterparts. Photocopies, electronic mail, or portable document format (PDF) or facsimile transmission of signatures shall be deemed original signatures and shall be fully binding on the parties to the same extent as original signatures. The transfer or possession of the “original” of this Agreement shall be irrelevant to the full or collateral assignment of, or grant of security interest in, any Equipment Note; provided, however, no security interest in any Equipment Note may be created through the transfer, possession or control, as applicable, of any counterpart of the related Equipment Note other than the single, manually executed original thereof.

(b)
Survival. The representations and warranties of Borrower under the Loan Documents shall be deemed to survive the execution and delivery of this Agreement, each Equipment Note and each other Loan Document. Borrower’s obligations under Sections 11, 13 and 15, or under any other provisions of the Loan Documents which have accrued but not been fully satisfied, performed or complied with prior to the payment in full or other discharge of all of the Obligations payable under and with respect to any Equipment Note, this Agreement or any other Loan Document, or intended to survive pursuant to the express provisions hereof or thereof, shall survive the full payment or earlier discharge thereof.

(c)
Expenses; Substitute Performance. Except as otherwise expressly provided in any of the Loan Documents, Borrower shall perform and comply with all of its Obligations under each Equipment Note and the related Loan Documents (or cause the same to be done) at its cost and expense. Borrower shall pay all Transaction Expenses incurred by Lender with respect to each Equipment Note and the related Loan Documents, whether or not the transactions contemplated hereby are consummated. Borrower further agrees to pay any reasonable costs and expenses incurred in connection with Borrower’s exercise of any option or other right granted under, or any consent or modification requested by Borrower with respect to any of the Loan Documents. If Borrower fails to perform any of its agreements in any of the Loan Documents, Lender shall have the right, but shall not be obligated, to effect such performance, and any reasonable expenses incurred by Lender in connection therewith, together with interest accruing thereon at the Late Payment Rate until full payment in cash or other immediately available funds, shall be payable by Borrower promptly upon demand. Lender’s effecting such compliance shall not be a waiver of Borrower’s breach.

(d)
Jury Trial Waiver; Governing Law; Jurisdiction. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LENDER AND BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER OR LENDER MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO ANY OF THE LOAN DOCUMENTS. ALL OF THE LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THERETO, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, FEDERAL LAW AND THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE, EXCEPT AS TO THE EFFECT OF TITLE 14, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF ANY ITEM OF EQUIPMENT OR OTHER COLLATERAL RELATING THERETO. BORROWER HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR IN ANY WAY IN CONNECTION WITH ANY EQUIPMENT NOTE MAY BE INSTITUTED OR BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY U.S. DISTRICT COURT FOR NEW YORK, AS LENDER MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY IRREVOCABLY ACCEPTS AND

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SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS.

(e)
Intentionally Omitted.

(f)
Cell Phone Consent. Borrower agrees that by providing Lender with a telephone number for a cellular phone or other wireless device, Borrower is expressly consenting to receive communications from Lender and its assigns, Affiliates, and/or agents to Borrower at that number, including, but not limited to, prerecorded or artificial voice messages, text messages, and calls made by automatic telephone dialing systems. This express consent applies to each such telephone number that Borrower provides Lender now or in the future and permits such calls regardless of their purpose. These calls and messages may incur access fees from Borrower’s cellular provider.

(g)
Joint and Several Liability. In the event there are multiple Borrowers party to this Agreement, each Borrower agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to the Lender and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all obligations owed or hereafter owing to the Lender by each other Borrower under any Loan Document. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its guaranty obligation hereunder shall not be discharged until payment and performance, in full, of all obligations under the Loan Documents has occurred, and that its guaranty obligation hereunder shall be absolute, unconditional and irrevocable, irrespective of, and unaffected by, (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, any obligation or any agreement, document or instrument to which any Borrower is or may become a party; (ii) the absence of any action to enforce any obligation or the waiver or consent by the Lender with respect to any of the provisions governing any obligation; (iii) the insolvency of any Borrower; and (iv) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

(h)
Compliance with Certain Laws and Regulations. (i) Borrower hereby represents and warrants to, and covenants with, Lender that: (A) Borrower and any other Person obligated under the Loan Documents, and each of their respective Affiliates, has, at all times prior to the date of this Agreement, is, as of the date hereof, and will, at all times prior to the full payment and performance of all of the Obligations under or with respect to the Loan Documents, remain, in compliance with (1) the Trading with the Enemy Act, as amended, and all enabling legislation and executive orders relating thereto, (2) the USA Patriot Act, as amended, and all enabling legislation and executive orders relating thereto, and (3) all rules, guidelines, regulations, administrative orders and notifications issued by OFAC (including, without limitation, the sanctions described in clause (D), below); (B) no Advances or other amounts advanced by Lender in connection with any Equipment Note, or any of the other transactions contemplated herein, were or will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business, or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, and all enabling legislation and executive orders relating thereto; (C) Borrower, any other Person obligated under the Loan Documents, and each of their respective Affiliates shall ensure that, at all times prior to the full and indefeasible payment and performance of all of the Obligations under or with respect to the Loan Documents, no goods (as defined in the UCC), inventory (as defined in the UCC), Equipment, Item, or collateral is leased, subleased, sold, or otherwise transferred to, or operated by, or on behalf of, any Prohibited Person, or delivered to any Person in a Sanctioned Country; and (D) none of the Borrower, any other Person obligated under the Loan Documents, or any of their respective Affiliates is in violation of any of the county-based, or list-based economic and trade sanctions administered by OFAC that are described or referenced at http://ustreas.gov/offices/enforcement/ofac/, or as otherwise published from time to time.

(ii) Lender hereby notifies Borrower and all other Persons obligated under the Loan Documents that, pursuant to the requirements of the USA Patriot Act, Lender is required to obtain, verify and record information that identifies Borrower and any other Persons obligated under the Loan Documents, which information includes the names and addresses of the Borrower and any other Persons obligated under the Loan Documents, and other information that will allow Lender to identify Borrower and any other Persons obligated under the Loan Documents in accordance with the requirements of the USA Patriot Act.

SECTION 16. DEFINITIONS AND RULES OF CONSTRUCTION.

(a)
Definitions. Unless expressly provided otherwise in any Loan Document, the following terms shall have the meaning ascribed thereto as follows when used in the Loan Documents (whether used in the singular or plural form):

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(i)
Terms defined in the Loan Documents. The following terms are defined in the referenced Sections hereof or (as indicated) the other Loan Documents: “Abatement” (Section 2(b)); “Appraised Borrower Equipment” (Section 3); “Assignee” and “Assignment” (Section 14(b)); “Collateral” (Section 3(a)); “Damaged Item” (Section 10(a)); “Deemed Casualty Date” (Section 10(a)); “Equipment Note”) (Section 1(b)); “Event of Default” (Section 12); “Imposition” (Section 11(b)); “Indemnitee” (Section 11(a)); “Loan Payment” (Section 2(a)); “Modification” (Section 8(b)); “NOLV” (Section 10(d)); and “Substitution Notice” (Section 10(b)).

(ii)
Other Defined Terms.

Acceptance Date means, with respect to each Equipment Note of an Item, that certain date specified as such in the related Equipment Note.

ACF Finco Credit Agreement means (a) that certain Credit Agreement dated as of March 31, 2025, by and among Borrower, Rust Constructors Inc. and The Leasing Corporation, as borrowers, the other entities shown on the signature pages thereto and any additional borrower that has or hereafter becomes party thereto as a borrower, Holdings, ACF Finco I LP, as agent (the “ACF Finco Credit Agreement Agent”), and the lenders from time to time party thereto, as the same may be amended, restated, amended and restated, supplemented, modified, refinanced, or otherwise replaced from time to time, and (b) any successor credit agreement, credit facility, or other financing arrangement that replaces, refinances, or substitutes for, in whole or in part, the credit agreement described in clause (a) (or any successive replacement thereof), together with all related notes, guarantees, collateral documents, instruments, and agreements executed in connection therewith, as each of the foregoing may be amended, restated, amended and restated, supplemented, modified, refinanced, or otherwise replaced from time to time.

Additional Borrower Equipment means the equipment listed on Schedule A attached hereto, as the same may be amended from time to time.

Additional Equipment means, collectively, all Additional Borrower Equipment and all Additional Grantor Equipment.

Additional Grantor Equipment shall have the meaning set forth in the Security Agreements.

AECOM means AECOM, a Delaware corporation, and its successors and assigns.

Affiliate means, with respect to any Person, (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person’s (other than, with respect to Lender, Lender’s) officers or directors (or Persons functioning in substantially similar roles). As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Appraised Equipment means, collectively, all Appraised Borrower Equipment and all Appraised Grantor Equipment.

Appraised Grantor Equipment shall have the meaning set forth in the Security Agreements.

Borrower Party means Borrower and any Guarantors, or any of their respective Affiliates, that have or hereafter may enter into or otherwise become bound by any of the Loan Documents.

Casualty means any loss, theft, confiscation, taking, unavailability, damage or total or partial destruction of any Item, or other event, occurrence or condition, which could, if unremedied, constitute a Total Loss.

Change in Control shall be deemed to occur if:

(a)
any person or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding

(i) any employee benefit plan of Holdings and its subsidiaries and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) and (ii) AECOM and its Affiliates), in a single transaction or in a related series of transactions, shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of Voting Stock of Holdings having more than 35.0% of the ordinary voting power of all of the outstanding Voting Stock of Holdings; or

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(b)
any Person (other than a Person or group of Persons owned or controlled by the same Persons existing on the date of this Agreement) has the ability to elect, directly or indirectly, a majority of the members of the board of directors of Holdings, including, without limitation, by the acquisition of revocable or irrevocable proxies for the election of directors, in each case regardless whether such Person or Persons are owned or controlled by the same Persons which owned or controlled such Equity Interests of the Holdings; or
(c)
Holdings shall fail to beneficially own, directly or indirectly, 100% of the issued and outstanding Equity Interests of each of Borrower and each other Borrower Party (other than, in the case of any Subsidiary Borrower Party, as a result of any liquidation, dissolution, merger, consolidation or amalgamation of such Borrower Party into Holdings or any other Borrower Party consummated in accordance with Section 6(c)); or
(d)
the Borrower Parties (other than Holdings) shall cease to own, directly or indirectly, 100% of the Equity Interests of each Subsidiary (except in connection with (i) an Asset Disposition (as such term is defined in the Senior Credit Agreement as of the date of this Agreement) of 100% of the Equity Interests of a Subsidiary permitted under the Senior Credit Agreement, or (ii) any Permitted Servicing Joint Venture (as such term is defined in the Senior Credit Agreement as of the date of this Agreement); or
(e)
any Person (other than Holdings) has the ability to elect, directly or indirectly, a majority of the members of the board of directors of Borrower or any other Borrower Party (other than Holdings), including, without limitation, by the acquisition of revocable or irrevocable proxies for the election of directors, in each case regardless whether such Persons or Persons are owned or controlled by the same Persons which owned or controlled such Equity Interests of the Borrower or any such other Borrower Party;
(f)
the transfer, conveyance or other disposition (in one transaction or a series of related transactions) of all or substantially all of the properties or assets of Holdings and its Subsidiaries, taken as a whole, or of the Borrower and the other Borrower Parties (other than Holdings) and their Subsidiaries, taken as a whole;
(g)
the approval by the holders of Equity Interests of Holdings or any other Borrower Party of any plan or proposal for the liquidation or dissolution of Holdings or such other Borrower Party; or
(h)
a “Change in Control” (or comparable term) occurs under the Senior Credit Agreement.

Claim means all claims, losses, liabilities (including negligence, tort and strict liability), damages, demands, judgments, settlements, suits, and all legal proceedings and any and all costs and expenses in connection therewith (including attorneys’ fees and expenses) that in any way relate to or arise out of any Equipment Note, this Agreement, any other Loan Document, the transactions contemplated hereby or thereby, or any Item of Equipment or other Collateral, including

(a) the selection, manufacture, purchase, financing, acceptance, rejection, ownership, delivery, nondelivery, installation, lease, subleasing, possession, maintenance, use, condition, repair, return, operation or disposition of or any latent or other defects in (whether or not discoverable) any Item; and without limiting the foregoing, any matter relating to any Intangible Rights, (b) any patent, copyright or trademark infringement, (c) any alleged or actual environmental damage (including investigation, removal, cleanup and remedial costs), (d) any personal injury, wrongful death or property damage arising, and (e) any administrative process or proceeding or judicial or other similar proceeding (including any alternative dispute resolution process and any bankruptcy proceeding) in any way connected with any matter addressed in any of the Loan Documents.

Code means the Internal Revenue Code of 1986, as amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Controlled Group means all members of any group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with any Borrower Party, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA and, solely for purposes of Section 412 and 436 of the Code, Section 414(m) or (o) of the Code.

Damaged Item means any Item that suffers a Casualty.

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Default means any event which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default pursuant to Section 12 of this Agreement.

Enforcement Costs means, in each case whether prior to or after commencement of any insolvency proceeding, all legal fees and other costs and expenses incurred by reason of any Default or Event of Default, and the exercise of Lender’s rights or remedies relating thereto, including, without limitation, all expenses incurred in connection with any undertaking by Lender’s counsel, or relating to any proceeding (including, without limitation, any insolvency proceeding of any Borrower and any objection, claim or adversary proceeding by or against Lender in connection with such insolvency proceeding), or the return, marketing, inspection, maintenance, storage, de-installation, decontamination, disassembly, packing, crating, shipping, recovery, disposition of or other enforcement against any Borrower Party, any Item or any collateral, and attorney’s fees and expenses incurred in connection with any “workout” or “restructuring”.

Equipment means, collectively, all Appraised Borrower Equipment and all Additional Borrower Equipment.

Equipment Loan Collateral means the Appraised Borrower Equipment, all Additional Borrower Equipment, all Appraised Grantor Equipment and all Additional Grantor Equipment.

Equipment Note has the meaning in Section 1(b) of this Agreement and shall include the related Collateral Schedule entered into pursuant to and incorporating this Agreement, together with all exhibits, addenda, schedules, riders and other documents and instruments, constituting a part thereof, or executed and delivered in connection therewith.

Equipment Note Term means, with respect to any Equipment Note, that certain scheduled payment term specified therein.

Equity Interests means, with respect to any Person, all shares of capital stock, partnership interests, membership interests in a limited liability company or other ownership in participation or equivalent interests (however designated, whether voting or non-voting) of such Person’s equity capital (including any warrants, options or other purchase rights with respect to the foregoing), whether now outstanding or issued after the date of this Agreement.

ERISA means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

ERISA Plan means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which any Borrower Party maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which any Borrower Party or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

GAAP means generally accepted accounting principles consistently applied with past periods.

Governmental Contract means any contract between the United States or any department, agency or instrumentality of the United States and a Borrower Party.

Governmental Authority means any nation or government, any state, local or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

Guaranties means, collectively, (i) that certain Guaranty of Business Organizations dated as of October 2, 2026, by Holdings in favor of Lender, (ii) that certain Guaranty of Business Organizations dated as of October 2, 2026, by Rust Constructors Inc. in favor of Lender, (iii) that certain Guaranty of Business Organizations dated as of October 2, 2026, by Axia Electric LLC in favor Lender and (iv) any other guaranty entered into be any other Person in favor Lender in connection with the transactions contemplated by this Agreement, as any of the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

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Guarantors means, collectively, Holdings, Rust Constructors Inc., a Delaware corporation, The Leasing Corporation, a Nevada corporation, Axia Electric LLC, a Delaware limited liability company and any other Person that enters into a Guaranty, and their respective successors and assigns.

Holdings means Shimmick Corporation (f/k/a SCCI National Holdings, Inc.), a Delaware corporation.

Intangible Rights means any of Borrower’s rights under or with respect to any indemnities, warranties, service agreements, software licenses, patent or copyright protections, or other intellectual property or intangible rights relating to any Item of Equipment or other Collateral of Borrower securing the Obligations payable under or with respect to an Equipment Note.

Item shall mean, with respect to each Equipment Note, an item of or any Appraised Borrower Equipment identified as such on the Collateral Schedule to the related Equipment Note, or if not identified as such or if relating to any Additional Borrower Equipment, then “Item” or “Item of Equipment” shall mean a commercial unit of such property which in commercial usage is treated as a single whole, the division of which materially impairs its character or value on the market or in use, and includes each functionally integrated and separately marketable group or unit of Equipment and may be a single article (such as a machine) or a set of articles (such as a suite of furniture or a line of machinery), but shall in all events include all related records, manuals and Intangible Rights.

Late Payment Rate means, with respect to any Equipment Note, that certain “Late Payment Rate” specified as such therein, and accruing and payable by Borrower with respect to any Loan Payment or other Obligation not paid when due thereunder or in connection therewith.

Lien means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, in respect of such asset.

Loan Documents means this Agreement, each Equipment Note (including the Collateral Schedule thereto), the Security Agreements, the Guaranties, and all other agreements, riders, documents, guarantees, certificates, authorizations and instruments executed in connection with this Agreement, any Equipment Note, any Collateral Schedule, any Security Agreement or any guaranty to which Borrower or any other Borrower Party is a party.

Loss Payment Date means, with respect to any Damaged Item suffering a Total Loss, the next “Payment Date” specified in the applicable Equipment Note (including any schedule thereto) immediately following the Deemed Casualty Date with respect to such Damaged Item.

Material Adverse Effect means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the condition (financial or otherwise), operations, business or properties of the Borrower Parties, taken as a whole, (b) the rights and remedies of Lender under any Loan Document or the ability of Lender to enforce the Obligations or realize upon the Collateral, or the ability of any Borrower Party to pay or perform any of its obligations under any Loan Document to which it is a party,

(c) the legality, validity or enforceability of any Loan Document, (d) the existence, perfection or priority of any security interest granted in any Loan Document, or (e) the value of any material portion of the Appraised Equipment.

Multiemployer Plan means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Borrower Party or any other member of the Controlled Group (or any Person who in the last five years was a member of the Controlled Group) is making or accruing an obligation to make contributions or has within the preceding five plan years (as determined on the applicable date of determination) made contributions.

Obligations means and includes all obligations of Borrower owing to Lender under this Agreement, any Equipment Note or other Loan Document, or of any Guarantor owing to Lender under any Guaranty, together with all other obligations, indebtedness and liabilities of Borrower or any Guarantor, or any of their respective Affiliates, to Lender or any of its Affiliates, under any other financings, leases, loans, notes, progress payment agreements, guaranties or other agreements, of every kind and description, direct or indirect, joint or several, absolute or contingent, whether for payment or performance, regardless of how the same may arise or by what instrument, agreement or book account they may be evidenced, including without limitation, any such obligations, indebtedness and liabilities of Borrower to others which

Internal 20

may be obtained by Lender through purchase, negotiation, discount, transfer, assignment or otherwise; in any and all such cases, both now in existence and hereafter arising or created, and as the same may be renewed, extended or modified.

OFAC means the Office of Foreign Assets Control of the United States Department of the Treasury.

Ordinary Course of Business means, in respect of any transaction involving any Borrower Party or any Subsidiary, the ordinary course of business of such Borrower Party or Subsidiary, as conducted by such Borrower Party in accordance with past practices and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

Payment means, with respect to each Equipment Note, any scheduled payments of principal and interest payable by Borrower to Lender in the amounts and on the dates as specifically set forth in such Equipment Note.

Payment Date for any Payment payable under an Equipment Note is as specified in such Equipment Note.

Pension Plan means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA.

Permitted Lien means (a) the respective rights of Borrower, Lender, any Assignee or other successor or assign, under each Equipment Note or any of the related Loan Documents, or (b) Liens for Impositions either not yet due or being contested by Borrower in good faith, and statutory Liens arising in the ordinary course of Borrower’s business for sums not yet delinquent, or being contested (and, with respect to any such contest, (i) Lender has been provided adequate assurances of the payment of the amounts being contested, (ii) such contest is being conducted in good faith, with due diligence and by appropriate proceedings, and (iii) Lender shall have determined in its reasonable judgment that the nonpayment of the related Imposition or Lien during such contest does not and will not adversely affect the Lender’s rights, title or interests in and to any of the Equipment in any material respect).

Person means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

Prepayment Amount means, with respect to each Equipment Note, collectively, the entire unpaid principal balance of such Equipment Note as of any particular date, together with all accrued interest, prepayment charges, late charges and other Obligations then due and owing under such Equipment Note or (to the extent relating thereto) under this Agreement or the other Loan Documents; except that such calculation shall be subject to the provisions of Section 10(c) in the event that a Total Loss shall occur with respect to less than all of the Items securing the Obligations owed with respect to such Equipment Note and except further that such calculation shall be subject to the provisions of Section 10(d) in the event of a sale of any Items of Appraised Equipment.

Prohibited Persons means, persons or entities:

(a)
located, domiciled, resident or incorporated in Sanctioned Countries; and/or

(b)
subject to any sanction administered by the United Nations, the European Union, OFAC, HM Treasury and/or the Foreign and Commonwealth Office of the United Kingdom, and/or

(c)
owned or controlled by or affiliated with persons and/or entities described in (a) and (b).

Property means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, real property, cash, securities, accounts, equipment, contracts and contract rights.

Responsible Officer means the Chief Financial Officer or any other officer of the applicable Borrower Party reasonably acceptable to Lender.

Sanctioned Countries means, those countries subject to sanctions and/or trade embargoes, including but not limited to those imposed by OFAC, and specifically, but without limitation, Cuba, Iran, North Korea, Sudan, Syria, and any

Internal 21

additional countries hereafter identified by Lender, in a notice to Borrower, based on sanctions having been imposed on such countries by OFAC, or any of the regulatory bodies referred to within the definition of Prohibited Persons.

SEC means the U.S. Securities and Exchange Commission.

Security Agreements means, collectively, (i) that certain Security Agreement dated as of October 2, 2026, by and between Rust Constructors Inc. and Lender, (ii) that certain Security Agreement dated as of October 2, 2026, by and between and The Leasing Corporation and Lender and (iii) any other Security Agreement entered into between any other Person and Lender in connection with the transactions contemplated by this Agreement, as any of the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

Security Document means this Agreement, the Security Agreements, the Guaranties and any other agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Borrower Parties or any other Person either (a) guarantees payment or performance of all or any portion of the Obligations, and/or

(b) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Lender, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

Senior Credit Agreement means (a) that certain Credit, Security and Guaranty Agreement dated as of May 20, 2024, by and among Borrower, Rust Constructors Inc. and The Leasing Corporation, as borrowers, the other entities shown on the signature pages thereto and any additional borrower that has or hereafter becomes party thereto as a borrower, Holdings, as guarantor and any guarantor that thereafter becomes party thereto as a guarantor, Alter Domus (US) LLC, as agent (the “Senior Credit Agreement Agent”), and the lenders from time to time party thereto, as the same may be amended, restated, amended and restated, supplemented, modified, refinanced, or otherwise replaced from time to time, and (b) any successor credit agreement, credit facility, or other financing arrangement that replaces, refinances, or substitutes for, in whole or in part, the credit agreement described in clause (a) (or any successive replacement thereof), together with all related notes, guarantees, collateral documents, instruments, and agreements executed in connection therewith, as each of the foregoing may be amended, restated, amended and restated, supplemented, modified, refinanced, or otherwise replaced from time to time.

Subsidiary means, with respect to any Person, (a) any corporation (or any foreign equivalent thereof) of which an aggregate of more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such Equity Interests whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company (or any foreign equivalents thereof) in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

Substitute Item means any Item of Equipment substituted for an Item pursuant to Section 10(b). Any Substitute Item shall be deemed to be Appraised Borrower Equipment.

Supplemental Maintenance Rider and Supplemental Requirements mean, respectively, (a) any Supplemental Maintenance Rider attached to and constituting a part of an Equipment Note, and (b) any supplemental maintenance requirements provided therein.

Supplier means each manufacturer or vendor of an Item.

Supply Contract means all purchase documents entered into between Borrower, or its Affiliate, and any Supplier pertaining to the acquisition of an Item, if and to the extent the same remain meaningful to the value of such Item.

Total Loss means, with respect to any Item, (a) the actual or constructive total loss of such Item, (b) the loss, disappearance, theft or destruction of such Item, or damage thereto that is uneconomical to repair or renders it unfit for normal use, (c) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such

Internal 22

Items by any Governmental Authority, which taking exists on the date on which such taking results in an insurance settlement with respect to such property, (d) as a result of any rule, regulation, order or other action by any Governmental Authority having jurisdiction, the use of such property shall have been prohibited, or such property shall have been declared unfit for use, for a period of six (6) consecutive months (unless waived by Lender in its sole and absolute discretion), or (e) such Item is returned to the Supplier (other than for modification) in the event of patent infringement or for repair or replacement. The date of such Total Loss shall be the date of such theft, disappearance, destruction, damage, taking, prohibition, unfitness for use for the stated period, removal for the stated period or return to the Supplier.

Transaction Expenses means the following expenses incurred in connection with this Agreement, or any of the Equipment Notes or the other Loan Documents, including the preparation, negotiation, participation in or closing of any of the transactions contemplated therein, with respect to any Item of Equipment: (a) the reasonable fees and expenses of Lender’s counsel (including such fees and expenses incurred post-judgment), and any appraisal, valuation, inspection or similar services incurred with respect to the closing, (b) all costs of UCC, title and lien searches, reports, filing and recording fees and (c) all fees, expenses or other costs incurred by any of the Borrower Parties of any kind whatsoever, whether incurred by Lender, its counsel or any of the Borrower Parties.

UCC or Uniform Commercial Code means the Uniform Commercial Code as in effect in the State of New York or in any other applicable jurisdiction, and any reference to an article (including Article 9) or section thereof shall mean the corresponding article or section (however termed) of any such applicable version of the Uniform Commercial Code.

UCCs means UCC financing statements.

Voting Stock shall mean, with respect to any person, such person’s Equity Interests having the right to vote for the election of directors of such person under ordinary circumstances.

(b)
Further Definitions; Rules of Construction.

(i)
Further Definitions. Unless expressly provided otherwise in any Loan Document, the following terms shall have the meaning ascribed thereto as follows when used in each of the Loan Documents: (1) “applicable law” or “law” means any federal, state and local law, statute, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar requirement, pronouncement, norm or decision of any Governmental Authority as the same may be amended, superseded or replaced from time to time; (3) “AS IS, WHERE IS” means as is, where is, without warranty, express or implied, with respect to any matter whatsoever; and (4) “business day” means any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the State of New York.

(ii)
Rules of Construction. The following terms when used herein or in any other Loan Document shall be construed as follows: (1) “herein,” “hereof,” “hereunder,” etc., means in, of, under, etc. this Agreement or such other Loan Document in which such term appears (and not merely in, of, under, etc., the section or provision where the reference occurs); (2) “including” means including without limitation unless such term is followed by the words “and limited to” or similar words; and (3) “or” means at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by “any” indicates any number of the members of the relevant class. Any Loan Document or other agreement or instrument referred to herein or in any other Loan Document means such agreement or instrument together with all addenda, riders and schedules thereto, as amended, modified and supplemented from time to time. Captions and headings in the Loan Documents are for convenience of reference only and shall not affect the interpretation of the Loan Documents. A Default or an Event of Default hereunder or under any other Loan Document shall be “continuing” until waived in writing by Lender.

Internal 23

The parties hereto have caused this Master Loan and Security Agreement to be duly executed as of the day and year first above set forth.

LENDER:

SIXTY-FIRST COMMERCIAL FINANCE LLC

By: __________

Name: Ryan Berlage

Title: President

Address:

340 Mt. Kemble Ave Morristown, NJ 07960

Attention: Ryan Berlage, President

BORROWER:

SHIMMICK CONSTRUCTION COMPANY, INC.

By: __________

Name:

Title:

Address:

530 Technology Drive, Suite 300

Irvine, CA 92618

Attention: _

Facsimile:

Form of Organization: Corporation Jurisdiction of Organization: California

Federal Employer Identification No.:

The parties hereto have caused this Master Loan and Security Agreement to be duly executed as of the day and year first above set forth.

LENDER:

SIXTY-FIRST COMMERCIAL FINANCE LLC

By: ___________

Name: Ryan Berlage

Title: President

Address:

340 Mt. Kemble Ave Morristown, NJ 07960

Attention: Ryan Berlage, President

BORROWER:

SHIMMICK CONSTRUCTION COMPANY, INC.

By: ______________

Name: Todd W. Yoder 7

Title: Executive Vice President and Chief Financial Officer

Address:

530 Technology Drive, Suite 300

Irvine, CA 92618

Attention: Todd W. Yoder Facsimile:

Form of Organization: Corporation Jurisdiction of Organization: California

Federal Employer Identification No.: